Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Insured Municipal Opportunity
Fund, Inc.
33-42234, 811-06379

An annual meeting of the shareholders of the Nuveen Insured Municipal Opportunity
Fund, Inc.  (the Fund) was held July 26,
2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve until
2. their successors shall have been duly
3. elected and qualified;

Approval of the Board Members was
reached as follows:

Robert P. Bremner
For 73,786,920
Withhold 675,775

Lawrence H. Brown
For  73,816,191
Withhold 646,504

Jack B. Evans
For  73,806,630
Withhold  656,065

William C. Hunter
For 73,785,299
Withhold  677,396

David J. Kundert
For 73,818,900
Withhold  643,795

William J. Schneider, elected by Preferred
shareholders only
For 26,039
Withhold  179

Timothy R. Schwertfeger, elected by Preferred
 shareholders only
For 26,039
Withhold  179

Judith M. Stockdale
For 73,807,654
Withhold  655,041

Eugene S. Sunshine
For  73,801,462
Withhold  661,233

4. approve a new Investment
5. Management Agreement .

The number of shares voted in the
 affirmative:
72,957,358 and
the number of negative votes:  671,979

Proxy materials are herein incorporated by reference to the SEC filing on June 21, 2005, under Conformed Submission Type DEF 14A, accession number 0000950137-05-007657.